Auscrete Corporation

P.O. Box 847
504 E. First Street
Rufus, OR 97050

STATEMENT

Statement Date
09/07/2010

PLEASE RETURN THIS PORTION WITH YOUR PAYMENT

Statement Date
09/07/2010

Degrange Construction, LLC.

Degrange Construction, LLC.
1212 Scott Street
Wasco, OR 97065

IF PAYING BY INVOICE, CHECK INDIVIDUAL INVOICES PAID

AMOUNT REMITTED ______

Page: 1

Transaction Date	Transaction No.	Transaction Type	Amount	Balance	Invoice No.	Amount Due	✓
07/12/2010	12008	Invoice		4,680.00	12008	4,680.00	
07/15/2010	12010	Invoice		1,560.00	12010	1,560.00	
07/16/2010	12011	Invoice		1,560.00	12011	1,560.00	
07/20/2010	12012	Invoice		1,560.00	12012	1,560.00	
07/22/2010	12013	Invoice		1,560.00	12013	1,560.00	
07/26/2010	12014	Invoice		3,900.00	12014	3,900.00	
Age	Current	31-60	Over 60	Total	Balance Due	Total	
Amount	0.00	14,820.00	0.00	14,820.00	< >	14,820.00	